EXHIBIT 99.1

ALLERGAN REPORTS SECOND QUARTER OPERATING RESULTS
•	Total Product Net Sales Increased 24 Percent for the Second Quarter
•	Medical Aesthetics and Obesity Intervention Sales Increased 54 Percent in Rapidly Expanding Markets
•	Board of Directors Declares Second Quarter Dividend
(IRVINE, Calif., August 1, 2007) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended June 29, 2007. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.05 per share, payable on September 7, 2007 to stockholders of record on August 17, 2007.
Operating Results
For the quarter ended June 29, 2007:
•	Allergan reported $0.45 diluted earnings per share compared to $0.24 diluted earnings per share reported for the second quarter of 2006.
•	Allergan’s adjusted diluted earnings per share were $0.54 in the second quarter of 2007, compared to adjusted diluted earnings per share of $0.43 in the second quarter of 2006. Adjusted diluted earnings per share for the second quarters of 2007 and 2006 exclude the non-GAAP adjustments to diluted earnings per share that are contained in the financial tables of this press release.
Product Sales
For the quarter ended June 29, 2007:
•	Allergan’s total product net sales were $972.8 million. Total product net sales increased 23.6 percent, or 21.2 percent at constant currency, compared to total product net sales in the second quarter of 2006.
•	Total specialty pharmaceuticals net sales increased 16.2 percent, or 13.9 percent at constant currency, compared to total specialty pharmaceuticals net sales in the second quarter of 2006.
•	Total core medical devices net sales increased 53.6 percent, or 50.8 percent at constant currency, compared to total core medical devices net sales in the second quarter of 2006.
“Our significant investments in direct to consumer advertising and sales force, in the rapidly expanding medical aesthetics and obesity invention markets, are driving strong sales growth and operating results,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are very pleased with continuing strength in our ophthalmic and neurosciences businesses.”
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Product and Pipeline Update
During the second quarter of 2007:
•	On April 12, 2007, Allergan announced that the United States Court of Appeals for the Federal Circuit affirmed a favorable ruling for Allergan and Roche Palo Alto, LLC, formerly known as Syntex (U.S.A.) LLC, in a patent infringement lawsuit against Apotex, Inc., Apotex Corp., and Novex Pharma (the “Defendants”) preventing the Defendants, together with all persons and entities acting in concert with the Defendants, from obtaining U.S. Food and Drug Administration (FDA) approval to market a generic version of Allergan’s product ACULAR® (ketorolac tromethamine ophthalmic solution) 0.5% and enjoining the Defendants from manufacturing or selling their product before U.S. Patent No. 5,110,493 expires in 2009.
•	On June 26, 2007, Allergan announced approval by the FDA of label extensions for JUVEDERM™ Ultra and JUVEDERM™ Ultra Plus based on new clinical data demonstrating that the effects of both products may last for up to one year, which is longer than reported in clinical studies that supported FDA approval of other hyaluronic acid dermal fillers.
Other Company Events
On June 22, 2007, Allergan completed a two-for-one stock split of Allergan’s common stock. The stock split was structured in the form of a 100% stock dividend and was paid to stockholders of record on June 11, 2007.
Outlook
For the full year of 2007:
•	Allergan is increasing guidance as follows:
•	Total product net sales to between $3,660 million and $3,760 million.

•	Total specialty pharmaceuticals net sales to between $2,990 million and $3,020 million. Total specialty pharmaceuticals net sales exclude sales of products acquired in connection with the Inamed, Corneal and EndoArt acquisitions.

•	LUMIGAN® Franchise product net sales to between $370 million and $390 million.

•	BOTOX® product net sales to between $1,150 million and $1,180 million.

•	Breast aesthetics product net sales to between $275 million and $295 million.

•	Obesity intervention product net sales to between $235 million and $255 million.

•	Facial aesthetics product net sales to between $160 million and $190 million.

•	Adjusted diluted earnings per share guidance to between $2.16 and $2.18. Adjusted diluted earnings per share guidance excludes the non-GAAP adjustments to diluted earnings per share guidance that are contained in the financial tables of this press release.
•	Allergan estimates an effective tax rate on adjusted earnings between approximately 26% and 27%.

•	Allergan estimates diluted shares outstanding between approximately 308 million and 310 million.
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•	Although Research and Development ratio to product net sales of approximately 17% remains unchanged, estimated total Research and Development spending will increase by approximately $20 million.

•	All other guidance provided on May 2, 2007 remains unchanged.
For the third quarter of 2007, Allergan estimates:
•	Total product net sales between $940 million and $960 million.

•	Adjusted diluted earnings per share guidance between $0.56 and $0.57. Adjusted diluted earnings per share guidance excludes the non-GAAP adjustments to diluted earnings per share guidance that are contained in the financial tables of this press release.
All references in this news release to average number of shares outstanding and per share amounts have been retrospectively revised to reflect the two-for-one stock split effected in the form of a stock dividend payable on June 22, 2007 to stockholders of record on June 11, 2007.
Forward-Looking Statements
In this press release, the statements regarding product development, market potential, expected growth, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2006 Form 10-K and Allergan’s Form 10-Q for the period ended March 30, 2007. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
With more than 55 years of experience providing high-quality, science-based products, Allergan, Inc., with headquarters in Irvine, California, discovers, develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics, obesity intervention and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
® Marks owned by Allergan, Inc.
JUVEDERM™ Mark owned by Corneal Industrie SAS
ACULAR® is a registered trademark of Roche Palo Alto, LLC
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5-5-5
ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	June 29, 2007				June 30, 2006
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$972.8	$—		$972.8	$787.0	$—		$787.0
Other revenues	15.3	—		15.3	14.7	—		14.7

	988.1	—		988.1	801.7	—		801.7

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	174.5	(0.8	)(a)	173.7	168.2	(24.4	)(g)(h)	143.8
Selling, general and administrative	437.8	(10.2	)(b)	427.6	337.5	(6.0	)(g)(i)	331.5
Research and development	155.0	—		155.0	140.3	(16.9	)(g)(i)(j)	123.4
Amortization of acquired intangible assets	29.0	(23.5	)(c)	5.5	24.8	(19.5	)(c)	5.3
Restructuring charges	10.1	(10.1	)(d)	—	5.7	(5.7	)(d)	—

Operating income	181.7	44.6		226.3	125.2	72.5		197.7

Non-operating income (expense)
Interest income	14.8	—		14.8	12.3	—		12.3
Interest expense	(17.5)	—		(17.5)	(20.5)	—		(20.5)
Unrealized (loss) gain on derivative instruments, net	(0.4)	0.4	(e)	—	(0.2)	0.2	(e)	—
Other, net	(4.3)	—		(4.3)	(4.5)	4.8	(k)	0.3

	(7.4)	0.4		(7.0)	(12.9)	5.0		(7.9)

Earnings before income taxes and minority interest	174.3	45.0		219.3	112.3	77.5		189.8

Provision for income taxes	36.0	16.8	(f)	52.8	37.8	20.4	(l)	58.2
Minority interest	0.5	—		0.5	0.3	—		0.3

Net earnings	$137.8	$28.2		$166.0	$74.2	$57.1		$131.3

Net earnings per share:
Basic	$0.45			$0.54	$0.25			$0.44

Diluted	$0.45			$0.54	$0.24			$0.43

Weighted average number of common shares outstanding:
Basic	304.7			304.7	300.0			300.0
Diluted	308.2			308.2	304.5			304.5

Selected ratios as a percentage of product net sales

Selling, general and administrative	45.0%			44.0%	42.9%			42.1%
Research and development	15.9%			15.9%	17.8%			15.7%
(a)	Corneal fair-market value inventory adjustment rollout

(b)	Integration and transition costs related to the acquisition of Corneal and Inamed of $2.1 million and $1.7 million, respectively, and $6.4 million legal settlement of a patent dispute assumed in the Inamed acquisition

(c)	Amortization of acquired intangible assets

(d)	Net restructuring charges

(e)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(f)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Non-GAAP pre-tax adjustments of $45.0 million	$(14.7)
Favorable recovery of previously paid state income taxes	(2.1)

$(16.8)

(g)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.4 million, Selling, general and administrative expense of $4.7 million and Research and development expense of $0.2 million

(h)	Inamed fair-market value inventory adjustment roll out of $24.0 million
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(i)	Transition/duplicate operating expenses, consisting of Selling, general and administrative expense of $1.3 million and Research and development expense of $0.2 million

(j)	In-process research and development charge of $16.5 million related to the acquisition of Inamed

(k)	Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(l)	Tax effect for non-GAAP adjustments
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended June 29, 2007 and June 30, 2006 and with respect to anticipated results for the third quarter and full year of 2007. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:
•	it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;
•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges resulting from certain matters we consider not to be indicative of our on-going operations; and
•	other companies in our industry may calculate adjusted earnings differently than we do, which may limit its usefulness as a comparative measure.
Allergan compensates for these limitations by using adjusted earnings only to supplement net income (loss) on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings (loss) and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Six months ended
in millions, except per share amounts	June 29, 2007				June 30, 2006
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$1,845.2	$—		$1,845.2	$1,402.2	$—		$1,402.2
Other revenues	29.4	—		29.4	25.2	—		25.2

	1,874.6	—		1,874.6	1,427.4	—		1,427.4

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	333.9	(1.7	) (a)	332.2	265.5	(24.5	)(i)(j)	241.0
Selling, general and administrative	827.2	(17.9	)(b)	809.3	611.4	(15.2	)(i)(k)	596.2
Research and development	365.7	(72.0	)(c)	293.7	809.7	(579.9	)(i)(k)(l)	229.8
Amortization of acquired intangible assets	57.4	(46.5	)(d)	10.9	29.9	(19.5	)(d)	10.4
Restructuring charges	13.3	(13.3	)(e)	—	8.5	(8.5	)(e)	—

Operating income (loss)	277.1	151.4		428.5	(297.6)	647.6		350.0

Non-operating income (expense)
Interest income	30.2	(0.4	)(f)	29.8	21.5	4.9	(m)	26.4
Interest expense	(36.0)	—		(36.0)	(28.3)	(0.6	)(m)	(28.9)
Unrealized (loss) gain on derivative instruments, net	(1.7)	1.7	(g)	—	(1.2)	1.2	(g)	—
Other, net	(5.4)	—		(5.4)	(5.2)	4.8	(n)	(0.4)

	(12.9)	1.3		(11.6)	(13.2)	10.3		(2.9)

Earnings (loss) before income taxes and minority interest	264.2	152.7		416.9	(310.8)	657.9		347.1

Provision for income taxes	82.2	27.5	(h)	109.7	59.7	41.4	(o)	101.1
Minority interest	0.4	—		0.4	0.1	—		0.1

Net earnings (loss)	$181.6	$125.2		$306.8	$(370.6)	$616.5		$245.9

Net earnings (loss) per share:
Basic	$0.60			$1.01	$(1.30)			$0.86

Diluted	$0.59			$1.00	$(1.30)			$0.84

Weighted average number of common shares outstanding:
Basic	304.3			304.3	285.1			285.1
Diluted	307.8			307.8	285.1			291.9

Selected ratios as a percentage of product net sales

Selling, general and administrative	44.8%			43.9%	43.6%			42.5%
Research and development	19.8%			15.9%	57.7%			16.4%
(a)	Corneal fair-market value inventory adjustment rollout

(b)	Integration and transition costs related to the acquisition of Corneal and Inamed of $5.6 million and $3.6 million, respectively, settlement of an unfavorable pre-existing Corneal distribution contract for $2.3 million, and $6.4 million legal settlement of a patent dispute assumed in the Inamed acquisition

(c)	In-process research and development charge related to the acquisition of EndoArt

(d)	Amortization of acquired intangible assets

(e)	Net restructuring charges

(f)	Interest income related to income tax settlements

(g)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(h)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Non-GAAP pre-tax adjustments of $152.7 million	$(25.9)
Favorable recovery of previously paid state income taxes	(1.6)

$(27.5)

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(i)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.5 million, Selling, general and administrative expense of $9.7 million and Research and development expense of $0.2 million

(j)	Inamed fair-market value inventory adjustment roll out of $24.0 million

(k)	Transition/duplicate operating expenses, consisting of Selling, general and administrative expense of $5.5 million and Research and development expense of $0.4 million

(l)	In-process research and development charge of $579.3 million related to the acquisition of Inamed

(m)	Reversal of interest income on previously paid state income taxes and reversal of interest expense related to the resolution of uncertain tax positions

(n)	Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(o)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Non-GAAP pre-tax adjustments of $657.9 million	$(25.7)
Resolution of uncertain tax positions	(14.5)
Favorable recovery of previously paid state income taxes	(1.2)

$(41.4)

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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 29,	December 31,
in millions	2007	2006
Assets

Cash and equivalents	$1,228.6	$1,369.4
Trade receivables, net	468.2	386.9
Inventories	202.2	168.5
Other current assets	232.0	205.5

Total current assets	2,131.0	2,130.3

Property, plant and equipment, net	639.1	611.4
Intangible assets, net	1,127.8	1,043.6
Goodwill, net	1,955.1	1,833.6
Other noncurrent assets	165.4	148.2

Total assets	$6,018.4	$5,767.1

Liabilities and stockholders’ equity

Notes payable	$40.6	$102.0
Accounts payable	194.3	142.4
Accrued expenses and income taxes	374.7	413.7

Total current liabilities	609.6	658.1

Long-term debt	1,567.4	1,606.4
Other liabilities	457.8	359.5
Stockholders’ equity	3,383.6	3,143.1

Total liabilities and stockholders’ equity	$6,018.4	$5,767.1

DSO	44	43

DOH	106	108

Cash, net of debt	$(379.4)	$(339.0)

Debt-to-capital percentage	32.2%	35.2%
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10-10-10
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Three months ended
	June 29,	June 30,
	2007	2006
Net earnings, as reported	$137.8	$74.2

Non-GAAP pre-tax adjustments:

Net restructuring charges	10.1	5.7
In-process research and development charge related to Inamed	—	16.5
Amortization of acquired intangible assets	23.5	19.5
Corneal integration and transition costs	2.1	—
Inamed fair market-value inventory adjustment rollout	—	24.0
Corneal fair market-value inventory adjustment rollout	0.8	—
Inamed integration and transition costs	1.7	5.3
Legal settlement of patent dispute	6.4	—
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	4.8
Unrealized (gain) loss on derivative instruments	0.4	0.2
Transition/duplicate operating expenses	—	1.5

	182.8	151.7

Tax effect for above items	(14.7)	(20.4)
State income tax recovery	(2.1)	—

Adjusted diluted earnings	$166.0	$131.3

Weighted average number of shares issued	304.7	300.0

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.5	2.8

Dilutive effect of assumed conversion of convertible notes outstanding	—	1.7

	308.2	304.5

Diluted earnings per share, as reported	$0.45	$0.24

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.03	0.02
In-process research and development charge related to Inamed	—	0.06
Amortization of acquired intangible assets	0.05	0.04
Corneal integration and transition costs	0.01	—
Inamed fair market-value inventory adjustment rollout	—	0.05
Inamed integration and transition costs	—	0.01
Accrued costs for a previously disclosed contingency
involving non-income taxes in Brazil	—	0.01
Legal settlement of patent dispute	0.01	—
State income tax recovery	(0.01)	—

Adjusted diluted earnings per share	$0.54	$0.43

Year over year change	25.6%

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11-11-11
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Six months ended
	June 29,	June 30,
	2007	2006
Net earnings (loss), as reported	$181.6	$(370.6)

Non-GAAP pre-tax adjustments:
Net restructuring charges	13.3	8.5
In-process research and development charge related to EndoArt	72.0	—
In-process research and development charge related to Inamed	—	579.3
Amortization of acquired intangible assets	46.5	19.5
Settlement of unfavorable Corneal distribution contract	2.3	—
Corneal integration and transition costs	5.6	—
Inamed fair market-value inventory adjustment rollout	—	24.0
Corneal fair market-value inventory adjustment rollout	1.7	—
Inamed integration and transition costs	3.6	10.4
Legal settlement of patent dispute	6.4	—
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	4.8
Interest related to previously paid state income taxes and resolution of uncertain tax positions	(0.4)	4.3
Unrealized (gain) loss on derivative instruments	1.7	1.2
Transition/duplicate operating expenses	—	5.9

	334.3	287.3

Tax effect for above items	(25.9)	(25.7)
Resolution of uncertain tax positions	—	(14.5)
State income tax recovery	(1.6)	(1.2)

Adjusted diluted earnings	$306.8	$245.9

Weighted average number of shares issued	304.3	285.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.5	3.5

Dilutive effect of assumed conversion of convertible notes Outstanding	—	3.3

	307.8	291.9

Diluted earnings (loss) per share, as reported	$0.59	$(1.30)

Effect of additional dilutive shares (a)	—	0.03

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.03	0.03
In-process research and development charge related to EndoArt	0.24	—
In-process research and development charge related to Inamed	—	1.98
Settlement of unfavorable Corneal distribution contract	0.01	—
Amortization of acquired intangible assets	0.10	0.04
Corneal integration and transition costs	0.01	—
Inamed fair market-value inventory adjustment rollout	—	0.06
Inamed integration and transition costs	0.01	0.02
Legal settlement of patent dispute	0.01	—
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	0.01
Interest related to previously paid state income taxes and income tax settlements	—	0.01
Transition/duplicate operating expenses	—	0.01
Resolution of uncertain tax positions	—	(0.05)

Adjusted diluted earnings per share	$1.00	$0.84

Year over year change	19.0%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.
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12-12-12
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	June 29,	June 30,	$ change in net sales			Percent change in net sales
in millions	2007	2006	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$431.4	$379.2	$52.2	$42.8	$9.4	13.8%	11.3%	2.5%
Botox/Neuromodulator	307.4	248.4	59.0	53.2	5.8	23.8%	21.4%	2.3%
Skin Care	26.7	31.1	(4.4)	(4.4)	—	(14.1)%	(14.1)%	0.0%

Total Specialty Pharmaceuticals	765.5	658.7	106.8	91.6	15.2	16.2%	13.9%	2.3%

Breast Aesthetics	78.9	64.6	14.3	12.2	2.1	22.1%	18.9%	3.3%
Obesity Intervention	68.9	45.8	23.1	22.2	0.9	50.4%	48.5%	1.9%
Facial Aesthetics	49.3	17.9	31.4	30.8	0.6	175.4%	172.1%	3.4%

Core Medical Devices	197.1	128.3	68.8	65.2	3.6	53.6%	50.8%	2.8%

Ophthalmic Surgical Devices	10.2	—	10.2	10.2	—	NA	NA	NA

Total Medical Devices	207.3	128.3	79.0	75.4	3.6	61.6%	58.8%	2.8%

Product net sales	$972.8	$787.0	$185.8	$167.0	$18.8	23.6%	21.2%	2.4%

Alphagan P, Alphagan, and Combigan	$77.4	$70.2	$7.2	$5.4	$1.8	10.3%	7.6%	2.7%
Lumigan Franchise	94.5	81.7	12.8	10.4	2.4	15.7%	12.7%	3.0%
Other Glaucoma	3.9	4.2	(0.3)	(0.5)	0.2	(5.9)%	(11.5)%	5.6%
Restasis	77.3	65.6	11.7	11.7	—	17.8%	17.8%	0.0%

Domestic	64.6%	67.2%
International	35.4%	32.8%

	Six months ended
	June 29,	June 30,	$ change in net sales			Percent change in net sales
in millions	2007	2006	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$834.4	$741.1	$93.3	$76.7	$16.6	12.6%	10.4%	2.2%
Botox/Neuromodulator	575.3	471.4	103.9	94.3	9.6	22.0%	20.0%	2.0%
Skin Care	53.2	61.4	(8.2)	(8.2)	—	(13.4)%	(13.4)%	0.0%

Total Specialty Pharmaceuticals	1,462.9	1,273.9	189.0	162.8	26.2	14.8%	12.8%	2.0%

Breast Aesthetics	148.1	64.6	83.5	81.4	2.1	129.3%	126.0%	3.3%
Obesity Intervention	121.9	45.8	76.1	75.2	0.9	166.2%	164.3%	1.9%
Facial Aesthetics	92.3	17.9	74.4	73.8	0.6	415.6%	412.2%	3.4%

Core Medical Devices	362.3	128.3	234.0	230.4	3.6	182.4%	179.6%	2.8%

Ophthalmic Surgical Devices	20.0	—	20.0	20.0	—	NA	NA	NA

Total Medical Devices	382.3	128.3	254.0	250.4	3.6	198.0%	195.2%	2.8%

Product net sales	$1,845.2	$1,402.2	$443.0	$413.2	$29.8	31.6%	29.5%	2.1%

Alphagan P, Alphagan, and Combigan	$155.0	$141.2	$13.8	$10.1	$3.7	9.8%	7.2%	2.6%
Lumigan Franchise	183.5	154.5	29.0	24.3	4.7	18.7%	15.7%	3.0%
Other Glaucoma	7.5	8.6	(1.1)	(1.5)	0.4	(12.8)%	(17.7)%	4.9%
Restasis	155.7	131.7	24.0	24.0	—	18.2%	18.2%	0.0%

Domestic	65.1%	67.3%
International	34.9%	32.7%
-more-

13-13-13
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Quarter 3, 2007
	Low	High
GAAP diluted earnings per share guidance (a)	$0.51	$0.52

Amortization of acquired intangible assets	0.05	0.05

Adjusted diluted earnings per share guidance	$0.56	$0.57

	Full Year 2007
	Low	High
GAAP diluted earnings per share guidance (a)	$1.68	$1.70

In-process research and development	0.23	0.23
Net restructuring charges	0.03	0.03
Settlement of unfavorable Corneal distribution contract	0.01	0.01
Corneal and Inamed integration and transition costs	0.02	0.02
Legal settlement of patent dispute	0.01	0.01
State income tax recovery	(0.01)	(0.01)
Amortization of acquired intangible assets	0.19	0.19

Adjusted diluted earnings per share guidance	$2.16	$2.18

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges and integration and transition costs that may occur but that are not currently known or determinable.
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